Exhibit 99.1
Bronco Drilling Company, Inc. Announces First Quarter Results

OKLAHOMA CITY, May 8, 2009 (BUSINESS WIRE)—Bronco Drilling Company, Inc.,  (Nasdaq/GS:BRNC), announced today financial and operational results for the three months ended March 31, 2009.

Consolidated Results
Revenues for the first quarter of 2009 were $50.6 million compared to $76.0 million for the fourth quarter of 2008 and $62.3 million for the first quarter of 2008.  Net loss for the first quarter of 2009 was $1.7 million compared to a net loss of $19.8 million for the previous quarter and net income of $8.1 million for the first quarter of 2008. The Company generated EBITDA of $13.1 million for the first quarter of 2009 compared to $20.5 million before impairments for the previous quarter and $25.9 million for the first quarter of 2008. The Company’s fully diluted earnings per share for the quarter ended March 31, 2009, were a loss of $0.06 based on 26.6 million shares.

The company’s effective tax rate was higher than it has been historically for the first quarter of 2009 due to the recognition of a permanent difference related to the company’s stock based compensation.  This resulted in reducing the company’s tax benefit by $683,000.

Land Drilling
Average operating land rigs for the first quarter of 2009 were 45 compared to 43 for the previous quarter and 45 for the first quarter of 2008.  Revenue days for the quarter decreased to 2,362 from 3,300 for the previous quarter and from 2,848 for the first quarter of 2008.  Utilization for the first quarter of 2009 was 58% compared to 83% for the previous quarter and 69% for the first quarter of 2008.  Average daily cash margins for our land drilling fleet for the quarter ended March 31, 2009, were $7,613 compared to $9,087 for the previous quarter and $7,333 for the first quarter of 2008.

Well Servicing
Average operating workover rigs for the first quarter of 2009 were 52 compared to 53 for the previous quarter and 48 for the first quarter of 2008.  Revenue hours for the quarter decreased to 8,012 from 16,793 for the previous quarter and from 23,865 for the first quarter of 2008.  Utilization for the first quarter of 2009 was 24% compared to 49% for the previous quarter and 77% for the first quarter of 2008.  Average hourly cash margins for our well servicing fleet for the quarter ended March 31, 2009, were $58 compared to $60 for the previous quarter and $137 for the first quarter of 2008.

About Bronco Drilling

Bronco Drilling Company, Inc., a publicly held company headquartered in Edmond, Oklahoma, is a provider of contract land drilling services and workover services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The Nasdaq Global Select Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share par value)

	March 31,	December 31,
	2009	2008
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$39,228	$26,676
Receivables
Trade and other, net of allowance for doubtful accounts of
$4,110 and $3,830 in 2009 and 2008, respectively	39,583	65,817
Unbilled receivables	1,845	2,940
Income tax receivable	2,046	2.072
Current deferred income taxes	2,592	2,844
Current maturities of note receivable from affiliate	7,785	6,900
Prepaid expenses	1,418	572
Total current assets	94,497	107,821

PROPERTY AND EQUIPMENT - AT COST
Drilling rigs and related equipment	516,421	512,158
Transportation, office and other equipment	43,449	43,912
	559,870	556,070
Less accumulated depreciation	135,778	123,915
	424,092	432,155

OTHER ASSETS
Note receivable from affiliate, less current maturities	2,615	3,451
Investment in Challenger	63,287	62,875
Intangibles, net, and other	5,182	6,052
	71,084	72,378

	$589,673	$612,354

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$5,958	$18,473
Accrued liabilities	12,355	16,249
Current maturities of long-term debt	85	1,464
Total current liabilities	18,398	36,186

LONG-TERM DEBT, less current maturities	112,437	116,083

DEFERRED INCOME TAXES	65,785	66,074

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 100,000
shares authorized; 26,657 and 26,346 shares
issued and outstanding at March 31, 2009 and December 31, 2008	267	267

Additional paid-in capital	304,766	304,015

Retained earnings	88,020	89,729
Total stockholders' equity	393,053	394,011

	$589,673	$612,354

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)
REVENUES
Contract drilling revenues	$47,826	$54,073
Well service	2,779	8,223
Gain on Challenger transactions	-	4,707
	50,605	67,003
EXPENSES
Contract drilling	29,844	33,190
Well service	2,315	4,943
Depreciation and amortization	12,526	11,925
General and administrative	5,188	5,739
	49,873	55,797

Income from operations	732	11,206

OTHER INCOME (EXPENSE)
Interest expense	(2,299)	(1,226)
Interest income	1	734
Equity in income of Challenger	412	1,845
Other	(566)	141
	(2,452)	1,494
Income (loss) before income taxes	(1,720)	12,700
Income tax expense (benefit)	(11)	4,552

NET INCOME (LOSS)	$(1,709)	$8,148

Income (loss) per common share-Basic	$(0.06)	$0.31

Income (loss) per common share-Diluted	$(0.06)	$0.31

Weighted average number of shares outstanding-Basic	26,589	26,265

Weighted average number of shares outstanding-Diluted	26,589	26,287

Non-GAAP Financial Measures

This press release includes a presentation of average daily cash margin for our land drilling fleet, average hourly cash margin for our well servicing fleet and EBITDA which are not financial measures recognized under generally accepted accounting principles, or GAAP.  Average daily cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus well service revenue, plus well service expense, income tax expense, other expense, general and administrative expense, depreciation and amortization and impairments divided by revenue days for the period.  Average hourly cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus contract drilling revenue, plus contract drilling expense, income tax expense, other expense, general and administrative expense, depreciation and amortization and impairments divided by revenue hours for the period.  EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, depreciation and amortization and impairments. We have presented average daily cash margin, average hourly cash margin and EBITDA because we use these metrics as an integral part of our internal reporting to measure our performance and to evaluate the performance of our senior management. We consider these metrics to be important indicators of the operational strength of our business. A limitation of these metrics, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, we believe that average daily cash margin, average hourly cash margin and EBITDA provide useful information to our investors regarding our performance and overall results of operations. Neither average daily cash margin, average hourly cash margin nor EBITDA is intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, none of these metrics is intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

The following presents a reconciliation of average daily cash margin and EBITDA to net income, the most directly comparable GAAP financial measure (in thousands, except revenue days and average daily cash margin):
	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2009	2008	2008
	(Unaudited)		(Unaudited)
Reconciliation of average daily
cash margin to net income (loss):
Net income (loss)	$(1,709)	$8,148	$(19,813)
Well service revenue	(2,779)	(8,223)	(6,267)
Well service expense	2,315	4,943	5,255
Income tax expense (benefit)	(11)	4,552	(12,308)
Other expense	2,452	(6,201)	1,864
General and administrative	5,188	5,739	9,418
Depreciation and amortization	12,526	11,925	13,067
Impairment of goodwill	-	-	24,328
Impairment of investment in Challenger	-	-	14,442

Drilling margin	17,982	20,883	29,986

Revenue days	2,362	2,848	3,300

Average daily cash margin	$7,613	$7,333	$9,087

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2009	2008	2008
	(Unaudited)		(Unaudited)
Reconciliation of average hourly
cash margin to net income (loss):
Net income (loss)	$(1,709)	$8,148	$(19,813)
Contract drilling revenue	(47,826)	(54,073)	(69,753)
Contract drilling expense	29,844	33,190	39,767
Income tax expense (benefit)	(11)	4,552	(12,308)
Other expense	2,452	(6,201)	1,864
General and administrative	5,188	5,739	9,418
Depreciation and amortization	12,526	11,925	13,067
Impairment of goodwill	-	-	24,328
Impairment of investment in Challenger	-	-	14,442

Well service margin	464	3,280	1,012

Operating hours	8,012	23,865	16,793

Average hourly cash margin	$58	$137	$60

	Three Months Ended		Three Months Ended
	March 31,		December 31,
	2009	2008	2008
	(Unaudited)		(Unaudited)
Calculation of EBITDA:
Net income (loss)	$(1,709)	$8,148	$(19,813)
Interest expense	2,299	1,226	815
Income tax expense (benefit)	(11)	4,552	(12,308)
Depreciation and amortization	12,526	11,925	13,067
Impairment of goodwill	-	-	24,328
Impairment of investment in Challenger	-	-	14,442

EBITDA	$13,105	$25,851	$20,531

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com